                                                                    Exhibit 23.1


                        Consent of Independent Auditors



The Board of Directors of MECH Financial, Inc.:

We consent to the incorporation by reference in the registration statement
(no. 333-49191) on Form S-8 of MECH Financial, Inc. of our report dated
January 25, 2000, relating to the consolidated financial statements of condition of MECH Financial, Inc. and subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of operation, changes in stockholders' equity and cash flows for the years then ended, which report appears in the December 31, 1999 Annual Report on Form 10-K of MECH Financial, Inc.



/s/ KPMG LLP

Hartford, Connecticut
March 28, 2000